Exhibit 99.1

CORELOGIC DELIVERS RECORD QUARTERLY REVENUE AND STRONG DOUBLE DIGIT GROWTH IN OPERATING INCOME, MARGINS AND CASH FLOW

Double-Digit Revenue Growth Fueled by Housing Market Activity, Competitive Wins and Share Gains

Significant Increases in Profits and Margin Reflect Favorable Mix and Operating Leverage

Company Expects to Achieve 2020 Results at Upper End of Guidance Range

Irvine, Calif., October 22, 2020 - CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today reported strong operating and financial results for the third quarter ended September 30, 2020 and said it expects full year 2020 results at the upper end of its current financial guidance.

“Building off an excellent first half, CoreLogic delivered record revenue and the strongest operational and financial performance in its ten-year history in the third quarter. We generated double-digit top line growth with 8% organic revenue gains. Our organic growth rate more than doubled in the third quarter from the first half as we picked up momentum from mega wins and share gains secured over the past four quarters. During the quarter, we continued to boost our percentage of fixed recurring revenue in line with our strategic planning objectives. Strong top line growth, favorable markets and mix, operating leverage and our ongoing cost management programs also drove profitability to record levels during the quarter,” said Frank Martell, President and Chief Executive Officer.

“Looking ahead, third quarter revenue growth trends, underpinned by share gains, pricing and the launch of new innovative solutions in insurance, geospatial and core mortgage position us well to achieve our 2021 financial objectives. Our market outlook for 2021 and beyond is supported by continued increases in external forecasts. CoreLogic is firing on all cylinders and we are exiting 2020 with accelerating momentum and believe we are well positioned to capitalize on our many value-creation opportunities to drive continuing organic growth and margin gains,” Martell added.

As previously announced, the Company’s financial results reflect its reseller operations as discontinued for all periods presented. A discussion of third quarter financial results from continuing operations follows:

Third Quarter Results – Strong and Accelerating Revenue, Margin and Cash Flow Growth Trends

Growth Focus – Share Gains, Mega Wins and Pricing Drive Organic Growth Rates
•Reported revenues of $437 million were up 16% over the year-ago third quarter. Revenues were up 22% normalizing for $17 million of third quarter 2019 revenues attributable to non-core default technology units sold and the AMC transformation, which have no 2020 counterpart
•Organic revenue growth of approximately 8% in the third quarter of 2020, up from 5% in the second quarter of 2020, fueled by continued share gains, pricing and new products
•Strong performance in insurance and spatial solutions and international which collectively grew at mid-single digit rates
•Core mortgage market out-performance in Property Tax and Flood Data solutions and double-digit growth in valuation platforms

Profitability – High Operating Leverage and Productivity Fuel Expanded Margins
•Operating income from continuing operations of $73 million, up 18% over the 2019 third quarter
•Net income from continuing operations of $102 million, up $71 million
•Diluted EPS from continuing operations of $1.26, up 223%; Adjusted EPS of $1.21, up 70%
•Adjusted EBITDA of $176 million, up 46%
•Adjusted EBITDA margin of 40%, up more than 800 basis points

Liquidity and Capital Return– Record Free Cash Flow Generation
•Net operating cash provided by continuing operations for the 12 months ended September 30, 2020 was $508 million. Free cash flow ("FCF") for the 12 months ended September 30, 2020 totaled $403 million or 73% of adjusted EBITDA
•Secured gross proceeds of $46 million from the sale of an equity investment at a gain of $35 million
•Debt outstanding at September 30, 2020 of $1.59 billion compared with $1.69 billion at December 31, 2019
•$750 million available on revolving credit facility; covenant debt leverage at 2.5 times
•Dividends paid to shareholders totaled $26 million

Discontinued Operations

During July 2020, the Company announced its intention to exit its reseller operations focused on mortgage credit and borrower verification and multi-family tenant screening. Although market leaders in their respective business areas, these reseller businesses are not compatible with the Company’s long-term strategic imperatives. The divestiture of these operations is expected to improve the Company’s revenue growth trends, revenue mix, and significantly enhance profit margins.

As outlined in the Company’s October 16, 2020 press release, CoreLogic’s reseller operations have been classified as discontinued operations as of September 30, 2020. Prior period results have been presented on a comparable basis. For the third quarter and nine months ended September 30, 2020, these businesses generated revenues of $103 million and $287 million, and operating income of $14 million and $38 million, respectively. The Company’s consolidated financial statements reflecting the effect of discontinued operations for prior periods have been provided separately.

Teleconference/Webcast

Teleconference/Webcast CoreLogic management will host a live webcast and conference call on Thursday, October 22, 2020, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-844-861-5502 for U.S./Canada callers or 1-412-858-4604 for international callers. A replay of the webcast will be available on the CoreLogic investor website for 10 days and also through the conference call number 1-877-344-7529 for U.S. and Canada participants or 1-412-317-0088 for international participants using Conference ID 10149374.

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Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

Media Contact: George Sard, Sard Verbinnen & Co, office phone: 212-687-8080, e-mail: GSard@SARDVERB.com

About CoreLogic

CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy, and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to (i) projections and trends regarding financial performance and operating results, including with respect to revenue growth, margin gains, contract wins, market share gains, new products, and long-term stockholder value, (ii) our financing plans and activities, including under our share repurchase program, (iii) all statements regarding our financial guidance, (iv) the impact of general economic or market conditions, such as from the COVID-19 pandemic or fluctuations in mortgage market volumes, and (v) the outcome and impact of the unsolicited acquisition offer we received from Senator Investment Group LP (“Senator”) and Cannae Holdings, Inc. (“Cannae”). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the Securities and Exchange Commission. These risks and uncertainties include but are not limited to: any potential developments related to the unsolicited acquisition proposal from Senator and Cannae; our adoption of a shareholder rights plan; any impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on our ability to repurchase our shares; changes in prices at which we are able to repurchase our shares; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult or uncertain conditions in the mortgage and consumer lending industries and the economy generally; reliance on our top ten clients for a significant portion of our revenue and profits; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; impairments in our goodwill or other intangible assets; and our ability to generate sufficient cash to service our debt. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted EPS and FCF, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with their most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. A reconciliation of non-GAAP measures for historical periods to the most directly comparable GAAP financial measures is included in this press release. CoreLogic believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 25% for 2019 and 26% for 2020 and 2021. FCF is defined as net cash provided by continuing operating activities, less capital expenditures for purchases of property and equipment, capitalized data, and other intangible assets. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies. Non-GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. Because the non-GAAP measures for future periods included herein are forward-looking, CoreLogic is not able to provide a reconciliation, without unreasonable efforts, of such forward-looking guidance to the most directly comparable GAAP financial measure due to the unknown effect, timing, and potential significance of special charges or gains that are material to the comparable GAAP financial measure.

CoreLogic, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

(in thousands, except per share amounts)	2020	2019	2020	2019
Operating revenues	$436,727	$375,571	$1,174,733	$1,088,032
Cost of services (excluding depreciation and amortization shown below)	154,192	164,715	439,032	486,973
Selling, general and administrative expenses	165,742	106,600	393,247	348,788
Depreciation and amortization	43,610	42,389	130,639	132,767
Impairment loss	—	—	1,228	47,834
Total operating expenses	363,544	313,704	964,146	1,016,362
Operating income	73,183	61,867	210,587	71,670
Interest expense:
Interest income	100	349	611	1,728
Interest expense	17,021	19,852	52,958	59,137
Total interest expense, net	(16,921)	(19,503)	(52,347)	(57,409)
Gain/(loss) on investments and other, net	35,674	227	37,154	(2,116)
Tax indemnification release	—	—	—	(13,394)
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	91,936	42,591	195,394	(1,249)
(Benefit)/provision for income taxes	(9,560)	11,530	19,433	(8,976)
Income from continuing operations before equity in earnings of affiliates	101,496	31,061	175,961	7,727
Equity in earnings of affiliates, net of tax	971	607	1,859	498
Net income from continuing operations	102,467	31,668	177,820	8,225
Income/(loss) from discontinued operations, net of tax	10,679	(8,485)	28,149	11,073
Net income	$113,146	$23,183	$205,969	$19,298

Basic income per share:
Net income from continuing operations	$1.29	$0.40	$2.24	$0.10
Income/(loss) from discontinued operations, net of tax	0.13	(0.11)	0.35	0.14
Net income	$1.42	$0.29	$2.59	$0.24
Diluted income per share:
Net income from continuing operations	$1.26	$0.39	$2.19	$0.10
Income/(loss) from discontinued operations, net of tax	0.13	(0.10)	0.35	0.14
Net income	$1.39	$0.29	$2.54	$0.24
Weighted-average common shares outstanding:
Basic	79,467	79,761	79,300	80,138
Diluted	81,402	80,914	81,136	81,205

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value)	September 30,	December 31,
Assets	2020	2019
Current assets:
Cash and cash equivalents	$302,329	$104,162
Accounts receivable (less allowance for credit losses of $9,188 and $6,937 as of September 30, 2020 and December 31, 2019, respectively)	279,492	247,683
Prepaid expenses and other current assets	84,595	53,105
Assets of discontinued operations	207,791	201,986
Total current assets	874,207	606,936
Property and equipment, net	407,228	424,670
Operating lease assets	86,489	65,825
Goodwill, net	2,298,876	2,286,896
Other intangible assets, net	334,363	375,629
Capitalized data and database costs, net	314,399	308,409
Investment in affiliates, net	1,121	16,666
Other assets	76,787	74,250
Total assets	$4,393,470	$4,159,281
Liabilities and Equity
Current liabilities:
Accounts payable and other accrued expenses	$190,997	$139,511
Accrued salaries and benefits	91,763	83,418
Dividends payable	—	17,374
Contract liabilities, current	401,986	320,634
Liabilities of discontinued operations	50,497	42,708
Current portion of long-term debt	21,382	56,022
Operating lease liabilities, current	16,245	18,058
Total current liabilities	772,870	677,725
Long-term debt, net of current	1,548,785	1,610,538
Contract liabilities, net of current	584,907	563,190
Deferred income tax liabilities	67,171	92,783
Operating lease liabilities, net of current	103,293	85,139
Other liabilities	193,705	178,696
Total liabilities	3,270,731	3,208,071

Stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 79,545 and 78,972 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	135,267	111,000
Retained earnings	1,185,904	1,006,992
Accumulated other comprehensive loss	(198,433)	(166,783)
Total stockholders' equity	1,122,739	951,210
Total liabilities and equity	$4,393,470	$4,159,281

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,

(in thousands)	2020	2019
Cash flows from operating activities:
Net income	$205,969	$19,298
Less: Income from discontinued operations, net of tax	28,149	11,073
Net income from continuing operations	177,820	8,225
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	130,639	132,767
Amortization of debt issuance costs	3,710	3,836
Amortization of operating lease assets	11,067	11,675
Impairment loss	1,228	47,834
Provision for bad debt and claim losses	14,020	10,998
Share-based compensation	33,898	26,018
Equity in earnings of affiliates, net of taxes	(1,859)	(498)
Gain on sale of property and equipment	1,360	(3)
Loss on early extinguishment of debt	—	1,453
Deferred income tax	56	(10,642)
Impairment loss on investment in affiliates	—	1,511
Gain on investments and other, net	(37,154)	(847)
Tax indemnification release	—	13,394
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(33,159)	(23,218)
Prepaid expenses and other current assets	(2,104)	(7,201)
Accounts payable and other accrued expenses	54,847	(19,894)
Contract liabilities	102,302	19,899
Income taxes	(32,815)	31,239
Dividends received from investments in affiliates	109	—
Other assets and other liabilities	(45,550)	(29,122)
Net cash provided by operating activities - continuing operations	378,415	217,424
Net cash provided by operating activities - discontinued operations	40,687	29,669
Total cash provided by operating activities	$419,102	$247,093
Cash flows from investing activities:
Purchases of property and equipment	$(40,187)	$(52,807)
Purchases of capitalized data and other intangible assets	(28,717)	(25,845)
Cash paid for acquisitions, net of cash acquired	(12,045)	(13,280)
Purchases of investments	(1,315)	(658)
Cash received from sale of business-lines	—	4,109
Proceeds from sale of property and equipment	—	3
Proceeds from investments and other	48,035	5,591
Net cash used in investing activities - continuing operations	(34,229)	(82,887)
Net cash used in investing activities - discontinued operations	(9,259)	(13,987)
Total cash used in investing activities	$(43,488)	$(96,874)

Cash flows from financing activities:
Proceeds from long-term debt	$—	$1,770,000
Debt issuance costs	—	(9,621)
Repayment of long-term debt	(102,461)	(1,844,155)
Proceeds from issuance of shares in connection with share-based compensation	8,487	8,391
Payment of tax withholdings related to net share settlements	(9,816)	(9,645)
Shares repurchased and retired	(9,273)	(61,607)
Dividends paid	(61,062)	—
Contingent consideration payments subsequent to acquisitions	—	(600)
Net cash used in financing activities - continuing operations	(174,125)	(147,237)
Net cash used in financing activities - discontinued operations	(6)	(12)
Total cash used in financing activities	$(174,131)	$(147,249)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(2,042)	637
Net change in cash, cash equivalents, and restricted cash	199,441	3,607
Cash, cash equivalents, and restricted cash at beginning of period	114,679	94,679
Less: Change in cash, cash equivalents, and restricted cash - discontinued operations	31,422	15,670
Plus: Cash swept from discontinued operations	30,135	17,697
Cash, cash equivalents, and restricted cash at end of period	$312,833	$100,313

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited)

	For the Three Months Ended September 30, 2020
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$58,325	$124,834	$(80,692)	$—	$102,467
Income taxes	—	—	(9,237)	—	(9,237)
Depreciation and amortization	23,474	12,017	8,119	—	43,610
Interest expense/(income), net	459	(8)	16,470	—	16,921
Share-based compensation	2,195	2,515	7,836	—	12,546
Non-operating (gains)/losses	(35,101)	(128)	(101)	—	(35,330)
Efficiency investments and other	(524)	320	7,953	—	7,749
Transaction costs	235	223	368	—	826
Unsolicited Proposal Related Costs	—	—	36,748	—	36,748
Adjusted EBITDA	$49,063	$139,773	$(12,536)	$—	$176,300

	For the Three Months Ended September 30, 2019
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$19,366	$70,642	$(58,340)	$—	$31,668
Income taxes	—	—	11,731	—	11,731
Depreciation and amortization	23,061	11,799	7,529	—	42,389
Interest (income)/expense, net	(61)	61	19,503	—	19,503
Share-based compensation	1,528	1,586	5,691	—	8,805
Non-operating (gains)/losses	(190)	278	(1,327)	—	(1,239)
Efficiency investments and other	237	304	5,827	—	6,368
Transaction costs	1,606		138	—	1,744
Amortization of acquired intangibles included in equity in losses of affiliates	77		—	—	77
Adjusted EBITDA	$45,624	$84,670	$(9,248)	$—	$121,046

CoreLogic, Inc.
Reconciliation of Adjusted EPS
(Unaudited)

	For the Three Months Ended September 30,
(Diluted income per share)	2020	2019
Net income from continuing operations	$1.26	$0.39
Share-based compensation	0.15	0.11
Non-operating gains	(0.43)	(0.02)
Efficiency investments and other	0.10	0.08
Transaction costs	0.01	0.02
Depreciation and amortization of acquired software and intangibles	0.22	0.21
Unsolicited Proposal Related Costs	0.45	—
Income tax effect on adjustments	(0.55)	(0.08)
Adjusted EPS	$1.21	$0.71

CoreLogic, Inc.
Reconciliation to Free Cash Flow
(Unaudited)

(in thousands)	For the Twelve Months Ended September 30, 2020
Net cash provided by operating activities - continuing operations	$508,323
Purchases of property and equipment	(66,645)
Purchases of capitalized data and other intangible assets	(38,353)
Free cash flow	$403,325